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                                                                    EXHIBIT 99.5

                                                                          OCCAM
                                                                        NETWORKS

FOR IMMEDIATE RELEASE

           Occam Networks, Inc. (formerly Accelerated Networks, Inc.)
                       Announces Notification from Nasdaq

     SANTA BARBARA, Calif. - May 20, 2002 - Occam Networks, Inc. (formerly Accelerated Networks, Inc.) (Nasdaq: OCCM) has been notified by Nasdaq that its staff believes that the merger of Accelerated Networks and Occam Networks, announced Wednesday, May 15, 2002, constitutes a "Reverse Merger" under Marketplace Rule 4330(f). The staff based its conclusion on the change in ownership and voting power and the changes in the company's management and Board of Directors following the merger. Under Rule 4330(f), the post-transaction company must meet all initial inclusion criteria on the Nasdaq National Market, or if it had elected to move to the Nasdaq SmallCap Market, the initial inclusion criteria of that market. As of the closing of the merger, the post-transaction company did not meet all initial inclusion criteria for either the Nasdaq National Market or the Nasdaq SmallCap Market and, therefore, is subject to delisting.

     In addition, the staff has informed the company that it had not regained compliance during the 90-day period previously provided to the company to comply with the "Minimum Bid Price" requirement under Marketplace Rules 4450(a)(5). The "Minimum Bid Price" requirement mandates that a company must maintain a bid price per share of over $1.00 or Nasdaq will initiate delisting proceedings after 90 days. As a result, even were the merger not a "Reverse Merger," the staff informed the company that it would be subject to delisting in accordance with Marketplace Rule 4450(e)(2).

     The company intends to appeal these staff decisions. There can be no assurance that the appeal will be successful. The appeal will stay the delisting of the company's securities pending the decision by a Nasdaq Listing Qualifications Panel.

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                               Occam Announces Notification from Nasdaq - Page 2

About Occam Networks, Inc.

Occam Networks, Inc. develops and markets a suite of Broadband Loop Carriers, innovative Ethernet and IP-based loop carrier platforms that enable incumbent local exchange carriers to profitably deliver a variety of traditional and packet voice, broadband and IP services from a single, converged all-packet access network and designs. The Company also markets a complete line of Integrated Access Devices (IADs), customer premise equipment that provides Local Area Network (LAN) and legacy voice services to business customers from a converged access network. Occam is headquartered in Santa Barbara, Calif. Additional information about the company can be found at www.occamnetworks.com.
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     Portions of this press release contain forward-looking statements regarding future events or the future performance of the combined organization. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from any future performance suggested in such statements. These factors include, but are not limited to Occam's ability to maintain its listing on Nasdaq. Occam does not undertake any obligation to publicly update any forward-looking statements as a result of new information, future events or otherwise. Please refer to Accelerated Networks' most recent quarterly report on Form 10-Q, annual report on Form 10-K and other filings with the SEC, including the S-4 registration statement filed by Accelerated Networks in connection with the recent merger. These filings contain and identify other important factors that could cause actual results to differ materially from those contained in any forward-looking statements.

Contact:
Press and Trade Analysts                      Investors and Financial Analysts
Daphne Page                                   Tony Rossi
Director, Corporate Communications            FRB for Occam
Occam Networks, Inc.                          +1 301 407 6563
+1 805 692 2919                               trossi@webershandwick.com
dpage@occamnetworks.com